                            United States
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C.  20549


                              FORM 8-K


                           CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report(Date of earliest event reported):
                   November 6, 1996 (October 18, 1996)


                        ENVIROMETRICS, INC.



Delaware			                0-23892			           57-0941152
(State or other		     (Commission File	        IRS Employer
jurisdiction of		            No.)		               ID No.)
incorporation)



          9229 University Boulevard  Charleston, SC  29406
               (Address of principal executive offices)

                          (803) 553-9456
         Registrant's telephone no., including area code

     4055 Faber Place Drive, Suite 201, Charleston, SC  29405
  (Former name or former address, if changed since last report)

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Item 5.  Other Events.

See the following press release, dated October 18, 1996, announcing certain merger discussions currently taking place within the Company.


Public Relations Contact:
Ms. Sue Ivey
Phone:  803. 553.9456


ENVIROMETRICS, Inc.
 ANNOUNCES MERGER DISCUSSIONS

Charleston, South Carolina
For Immediate Release Friday, October 18, 1996

Envirometrics, Inc. (NASDAQ:EVRM) today announced that a Letter of Intent has been executed with Intellisource, Inc. to acquire 100% of the outstanding stock of Employee Management Solutions, Inc. (EMS), a wholly owned subsidiary of Intellisource, Inc., an OSG, Inc. Company. In a related transaction,
EVRM has entered into a letter of intent to acquire substantially all of the assets and certain liabilities of Employee Resource Management, Inc. (ERM), a South Carolina corporation. ERM is a Professional Employer Organization
(PEO)/Administrative Employer Group (AEG) that provides human resource outsourcing to a variety of businesses across a broad base of industries.

EVRM is also expected to execute a multi-year contract with Intellisource to provide support for its information systems, including financial, marketing, sales and service support. Intellisource is a Safeguard Scientifics, Inc. (NYSE:SFE) affiliated company that provides full outsourcing services from advisory help to turnkey solutions, enabling customers to gain the benefits of reengineering support tasks while freeing resources for core competitive activities.

EVRM will create a comprehensive array of outsourcing support services that includes employee benefits, environmental compliance services, safety and health technical services, and the complete management and administration of "back office" and human resource services. This transaction will allow EVRM to capitalize on the rapidly growing outsourcing market and will create one of the few publicly traded PEO/AEG's in the United States.

The transaction will be accomplished through an exchange of stock and is subject to approval of the companies' Boards of Directors. Annual gross revenues of the combined companies are estimated to be in excess of $40 million for 1996.

Envirometrics, Inc., headquartered in Charleston, South Carolina, is a Delaware holding company and is the only publicly traded environmental health and safety company in South Carolina. It recently announced the initiation of The PointSource Program, a new strategic alliance program designed exclusively for a selective group of environmental and occupational health firms. The PointSource Program enables participants to share in the equity growth of Envirometrics, Inc. by earning five year stock options. These options are earned by the participant purchasing services and products through the company's subsidiary operations. The PointSource Program will be provided to the PEO/AEG clients after the acquisition is complete.

Employee Management Solutions, Inc. is a wholly owned subsidiary of Intellisource, Inc., which is headquartered in Fairfield, Connecticut with offices in Atlanta, Georgia, Houston, Texas, and Charleston, South Carolina. Intellisource is a Safeguard Scientifics, Inc. company. Safeguard has revenues of approximately $1.5 billion per year, is headquartered in Wayne, Pennsylvania, and is a unique partnership of entrepreneurial companies focused on improving business productivity.

Safeguard has previously brought emerging companies to market through rights offerings to Safeguard shareholders. Past Safeguard rights offerings include Novell, Inc., CompuCom Systems, Inc., Cambridge Technology Partners (Massachusetts), Inc., Coherent Communications systems corporation, USDATA Corporation and, most recently, Integrated Systems Consulting Group, Inc.

ERM Inc., a PEO/AEG with corporate headquarters located in Charleston, South Carolina, has approximately 1800 employees under employment in twelve states. ERM was established in 1990 with revenues of less than $300,000. In 1996 revenues are expected to be in excess of $30 million. ERM was 1994 Entrepreneur of the Year in South Carolina in the emergent growth category and recognized by the United States Chamber of Commerce as a South Carolina Blue Chip Enterprise for 1995. ERM is a member of both the National Association of Professional Employer Organizations (NAPEO) and the National Association of Alternative Staffing (NAAS).

ERM, as a PEO/AEG, is an organization that provides an integrated and cost effective approach to the management of critical human resource responsibilities and employer risks for its clients. ERM delivers these services by establishing and maintaining an employer relationship with the workers assigned to clients and by contractually assuming substantial employer responsibilities and risks from clients. Because ERM has a large number of employees, its economies of scale generally allow it to provide most human resources at costs equal to or lower than it s customers' costs, and with superior quality. Economies are especially pronounced for customers with fewer than 200 employees.

Item 7 - Financial Statements and Exhibits

(a)  Financial Statements

      None.

(b)  Exhibits

	The following exhibits are filed as part of this Form 8-K:

1. Letter of Intent from Employee Resource Management, Inc. dated September 12, 1996

2.  Letter of Intent from Intellisource, Inc. dated October 15, 1996


SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


							                                           ENVIROMETRICS, INC.
						                                            (Registrant)



Dated:  November 5, 1996

By:  /s/Richard D. Bennett
     Richard D. Bennett
     President and CEO